EXHIBIT 21

SUBSIDIARIES OF DOLE FOOD COMPANY, INC.

Registrant’s consolidated subsidiaries are shown below together with the percentage of voting securities owned and the state or jurisdiction of organization of each subsidiary. The names have been omitted for subsidiaries which, if considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.

		Percent of Outstanding
	Jurisdiction of	Voting Securities
	Incorporation or	Owned as of
Name of Subsidiary	Organization	January 1, 2005

Agricola Santa Ines, S.A.	Honduras	100%
Agroindustrial Pinas del Bosque S.A.	Costa Rica	100%
Alppha Sideral S.A.	Costa Rica	100%
Alyssum Corporation	California	100%
Baltime, Limited	Bermuda	100%
Bananapuerto Puerto Bananero S.A.	Ecuador	100%
Banaplus Incorporated	British Virgin Islands	100%
Blue Anthurium, Inc.	Hawaii	100%
Bud Antle, Inc.	California	100%
Calicahomes, Inc.	California	100%
Cartones San Fernando S.A.	Chile	100%
Castle & Cooke Worldwide Limited	Hong Kong	100%
Cerulean, Inc.	Hawaii	100%
Coastal Berry Company, LLC	Delaware	100%
Cookstown Financial, Limited	Bermuda	35%
Dole Chile S.A.	Chile	96%
Dole Comercializacion, S.A.	Spain	100%
Dole Deutschland GmbH	Germany	100%
Dole Diversified, Inc.	Hawaii	100%
Dole Dried Fruit and Nut Company, a California general partnership	California	100%
Dole Europe B.V.	Netherlands	100%
Dole Europe Company	Delaware	100%
Dole Foreign Holdings, Inc.	Bermuda	100%
Dole France S.A.S.	France	100%
Dole Fresh Flowers, Inc.	Delaware	100%
Dole Fresh Fruit Company	Nevada	100%
Dole Fresh Fruit Europe OHG	Germany	100%
Dole Fresh Fruit International, Inc.	Panama	100%
Dole Fresh Fruit International, Limited	Liberia	100%
Dole Fresh Vegetables, Inc.	California	100%
Dole Packaged Frozen Foods, Inc.	California	100%
Dole Holdings, Inc.	Nevada	100%
Dole Italia s.p.a.	Italy	100%
Dole Japan, Ltd.	Japan	100%
Dole Ocean Cargo Express, Inc.	Nevada	100%
Dole Orland, Inc.	California	100%
Dole Philippines, Inc.	Philippines	100%
Dole Thailand Limited	Thailand	64%
Inversiones del Pacifico S.A.	Chile	100%
Inversiones y Valores Montecristo, S.A.	Honduras	100%
La Petite d’Agen, Inc.	Hawaii	100%
Lindero Headquarters Company, Inc.	California	100%
M K Development, Inc.	Hawaii	100%
Muscat, Inc.	Hawaii	100%
Paul Kempowski GmbH & Co. KG	Germany	100%
Productora Cartonera, S.A.	Ecuador	100%
Royal Packing Co.	California	100%
Saba Fresh Cuts AB	Sweden	100%
Saba Frukt & Gront AB, Helsingborg	Sweden	100%
Saba Trading AB	Sweden	100%
Saba Trading Holding AB	Sweden	100%
Singletree Corp.	Panama	100%
Soleil Holding France S.A.	France	100%
Solvest, Ltd.	Bermuda	100%
Standard Fruit Company	Delaware	100%
Standard Fruit Company (Bermuda) Ltd.	Bermuda	100%
Standard Fruit Company de Costa Rica, S.A.	Costa Rica	100%
Standard Fruit De Honduras, S.A.	Honduras	100%
Union de Bananeros Ecuatorianos, S.A.	Ecuador	100%